Exhibit 99.1

Cycurion, Inc. Announces a Memorandum of Understanding ("MOU") to Acquire the Video Solutions Division of Kustom Entertainment, Inc.

The Combination is Expected to Enhance Integrated Public Safety and Cybersecurity Solutions and Increase Our Revenue and Cross-Selling Opportunities

MCLEAN, Va., Jan. 22, 2026 (GLOBE NEWSWIRE) -- Cycurion, Inc. (NASDAQ: CYCU) (“Cycurion” or the “Company”), a leading provider of AI-driven cybersecurity, IT security solutions, and managed services, today announced that it has entered into a Memorandum of Understanding (“MOU”) to acquire the video-solutions division of Kustom Entertainment, Inc. (NASDAQ: KUST) (“Kustom”), a pioneer in mobile video surveillance technologies, including body-worn cameras, in-car video systems, and digital evidence management solutions for law enforcement, public safety, and commercial sectors.

The contemplated transaction is valued between $6.0-8.4 million based on the pro forma financial information agreed upon by the parties, with the purchase price to be paid in $1.0-1.4 million of cash and the remainder in Cycurion preferred stock. This enables Cycurion to engage in what it believes is a highly accretive acquisition with minimal cash outlay. The addition of Kustom’s video-solutions division is anticipated to increase Cycurion’s revenues by approximately $5.1 million, or 35% in 2026 compared to 2025, and approximately $8.0 million in backlog from Kustom’s established contracts and recurring subscription models, which may build on the Company’s strong momentum and forecasted run-rate growth.

“This acquisition is expected to be transformative and accretive for Cycurion shareholders,” said Kevin Kelly, Chairman and CEO of Cycurion. “By combining Kustom’s proven video and evidence management expertise with our AI-powered cybersecurity platforms, we expect to create a comprehensive, secure ecosystem for public safety agencies and enterprises. The deal is expected to deliver immediate top- and bottom-line growth, strengthen recurring revenue, and unlock significant cross-selling potential all at what we believe is an attractive valuation.”

Stan Ross, Chairman, President and CEO of Kustom commented: “We are excited to move forward under this MOU as we consider the potential sale of our Video Solutions Division to Cycurion. We believe Cycurion’s expertise and resources can help further advance the innovative video and evidence‑management technologies developed by our team, and we look forward to continuing constructive discussions as the process advances.”

Accretive Transaction with Strong Financial Impact

The acquisition is expected to be accretive to Cycurion’s earnings profile through:

•Immediate Revenue and Backlog Addition: Approximately $5.1 million in annual revenue from Kustom’s subscription-based video storage, cloud management, and service contracts, plus an $8.0 million secured backlog providing strong visibility into future revenues.

•Equity-Heavy Structure: Predominantly paid in Cycurion preferred stock, preserving cash for growth initiatives while aligning Kustom shareholders with Cycurion’s long-term upside.

•Margin Expansion and Synergies: Integration of high-margin recurring models with Cycurion’s cybersecurity services enables bundled offerings, operational efficiencies, and accelerated profitability in the mission-critical public safety market.

Expanded Client Access and Cross-Selling Opportunities

If we were to close the transactions contemplated by the MOU, it is expected to provide Cycurion immediate access to Kustom’s extensive client footprint, which includes agencies from all 50 U.S. states and more than 30 countries, as well as a substantial base of law enforcement, commercial fleet, and event security customers. Kustom has built a broad network serving thousands of end-users through its deployments, including over 300 subscription contracts for its video solutions as of 2025, supporting thousands of individual officers, departments, and organizations.

This expansive client network, exceeding approximately 400 key accounts, may create powerful cross-selling synergies:

•Cycurion can introduce its advanced cybersecurity, managed detection and response, cloud security, and ARx platform to Kustom’s customers, who manage sensitive video evidence and data requiring ironclad protection against cyber threats.
•Existing Public Safety Footprint: Cycurion already partners closely with police departments nationwide through its strategic alliance with CentralSquare Technologies, a leading provider of public safety software (including CAD, RMS, and dispatch systems). Agencies using CentralSquare solutions are expected to now be able to integrate Cycurion’s cybersecurity defenses with Kustom’s body-worn and in-car video technologies, delivering a fully secure, end-to-end public safety ecosystem.
•Incremental Revenue Potential: The combined relationships and complementary products, leveraging Kustom’s broad reach across thousands of clients, is expected to position Cycurion to generate approximately $100,000 per month in additional revenue through cross-selling integrated cybersecurity and video solutions, further enhancing accretion.

Complementary Strengths Driving Long-Term Value

•Integrated Public Safety Ecosystem: Kustom’s innovative video surveillance and evidence management technologies is expected to pair seamlessly with Cycurion’s cybersecurity expertise, enabling secure data transmission, chain-of-custody integrity, and AI-enhanced analytics for faster incident response.
•Government and Enterprise Expansion: Deep shared roots in serving federal, state, and local agencies may create cross-selling opportunities and a stronger value proposition in high-demand areas like smart cities and critical infrastructure protection.
•Innovation Acceleration: The combination supports development of next-generation platforms merging physical security video with cyber defenses.

As noted above, a substantial portion of the purchase price shall be paid in Cycurion’s preferred stock. The conversion price for Cycurion’s preferred stock shall be equal to 20% above the 30-day VWAP of Cycurion’s common stock before the closing and shall be subject to adjustment to reflect stock splits, stock dividends, recapitalizations, and other similar events, and down round protection as set forth in a definitive agreement. Kustom shall have the right, but not the obligation, to convert the preferred stock into shares of Cycurion common stock at any time after the registration of the shares underlying the preferred stock. The Company shall use commercially reasonable best efforts to file and cause a registration statement covering the resale of the shares of common stock issuable upon conversion of the preferred stock to be declared effective within 90 days following the closing of the transaction and subsequent sales of common stock will be subject to a leak out arrangement.

The transaction would be subject to customary closing conditions, including regulatory approvals and applicable shareholder approval.

The parties are under no obligation to complete the transactions contemplated in the MOU, which may be terminated prior to the execution of a definitive agreement by either party upon 30-days’ notice.

About Cycurion, Inc.

Based in McLean, Virginia, Cycurion (NASDAQ: CYCU) is a forward-thinking provider of IT cybersecurity solutions and AI, committed to delivering secure, reliable, and innovative services to clients worldwide. Specializing in cybersecurity, program management, and business continuity, Cycurion harnesses its AI-enhanced ARx platform and expert team to empower clients and safeguard their operations. Along with its subsidiaries, Axxum Technologies LLC, Cloudburst Security LLC, and Cycurion Innovation, Inc., Cycurion serves government, healthcare, and corporate clients committed to securing the digital future. More info: www.cycurion.com

About Kustom Entertainment Inc.

Kustom Entertainment, Inc. (NASDAQ: KUST) develops and manufactures advanced video solutions, including body-worn cameras, in-car systems, portable surveillance, and evidence management tools for law enforcement, commercial fleets, and security applications, emphasizing reliability and innovation in public safety.

Forward-Looking Statements

This press release contains statements that are forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements relating to the operations and prospective growth of Cycurion’s business.

Certain statements in this press release that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Exchange Act of 1934, as amended. Any statements contained in this press release that are not statements of historical fact may be deemed forward-looking statements. Such statements include, but are not limited to, statements regarding the anticipated closing of the transactions contemplated by the MOU; the acceleration of the Company’s inorganic growth strategy; the integration on the Company’s and Kustom’s businesses; and other statements that are not historical facts, including statements which may be accompanied by words such as “continue,” “will,” “may,” “could,” “should,” “expect,” “expected,” “plans,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” and similar expressions are intended to identify such forward-looking statements. All forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements, many of which are generally outside the control of Cycurion and are difficult to predict. Examples of such risks and uncertainties include, but are not limited to, the outcomes of the Company’s investigations, the outcomes of Kustom’s integration with the Company, risks related to the closings of the transactions contemplated by the MOU, any potential legal proceedings, or the future performance of the Company’s stock. Additional factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements can be found in the most recent annual report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K filed by Cycurion with the U.S. Securities and Exchange Commission. Cycurion anticipates that subsequent events and developments may cause its plans, intentions, and expectations to change. Cycurion assumes no obligation, and it specifically disclaims any intention or obligation, to update any forward-looking statements, whether as a result of new information, future events, or otherwise, except as expressly required by law. Forward-looking statements speak only as of the date they are made and should not be relied upon as representing Cycurion’s plans and expectations as of any subsequent date.

Cycurion Investor Relations:
(888) 341-6680
investors@cycurion.com

Cycurion Media Relations:
(888) 341-6680
media@cycurion.com
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